UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — January 21, 2009

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of incorporation or organization)	000-51686 (Commission File Number)	Not Applicable (I.R.S. Employer Identification No.)

NUCRYST Pharmaceuticals Corp.
101 College Road East
Princeton, New Jersey 08540
(Address of principal executive offices)
Registrant’s telephone number, including area code:  (609) 228-8220
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     On January 21, 2009, NUCRYST Pharmaceuticals Corp. (the “Company”) mailed to its shareholders an information circular and proxy materials for the Special Meeting of the Company’s shareholders to be held on February 12, 2009 (the “Special Meeting”). At the Special Meeting, shareholders will vote on whether to pass a special resolution to reduce the stated capital of the common shares of the Company for the purpose of distributing U.S. $0.80 cash per common share to the shareholders of the Company (the “Distribution”).
     If the Distribution is approved, the record date for the Distribution will be set by the special resolution as the close of business on February 17, 2009.
     The Notice of Special Meeting, Information Circular, and proxy card are attached hereto as Exhibits 99.1, 99.2, and 99.3. Such exhibits are being furnished pursuant to this Item 8.01 and shall not be deemed filed under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

Exhibit
Number	Description

99.1	Notice of Special Meeting of Shareholders dated January 15, 2009.

99.2	Information Circular.

99.3	Proxy Card.

99.4	Officer’s Certificate of Compliance.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.
By:	/s/ Carol L. Amelio
Carol L. Amelio
Vice President, General Counsel and Corporate Secretary

Dated:  January 21, 2009.

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Notice of Special Meeting of Shareholders dated January 15, 2009

99.2	Information Circular

99.3	Proxy Card

99.4	Officer’s Certificate of Compliance